UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 24, 2006

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 725-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

                     Item 1.01 Entry into Material Definitive Agreement.

On May 24, 2006, Enterprise Financial Services Corp (“Enterprise”) entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with NorthStar Bancshares, Inc. (“NorthStar”), NorthStar Bank N.A. (“Bank”) and Leland M. Walker, as representative of the shareholders of NorthStar (“Seller Representative”).  The Merger Agreement amends and restates the merger agreement entered into by the parties and a subsidiary of Enterprise (Igloo Acquisition, Inc.) on March 22, 2006 (the “original agreement”).  The Merger Agreement made two primary substantive changes to the original agreement:

•	NorthStar will be merged directly into Enterprise (rather than into Igloo Acquisition, Inc.).

•

During the first 15 months after the closing of the merger, Enterprise will not repurchase more than a specified number of shares of its common stock issued to NorthStar shareholders in the merger (350,000 shares plus 60% of the number of shares released to former NorthStar shareholders from the escrow account), either pursuant to Enterprise’s right of first refusal or otherwise.  In the original agreement, there were no limits on Enterprise’s right to repurchase shares from NorthStar shareholders.

The Merger Agreement includes a number of other non-material revisions from the original agreement to implement the two substantive changes described above.  The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1, and incorporated herein by reference.

9.01  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

2.1

Amended and Restated Agreement and Plan of Merger, dated May 24, 2006, by and among Enterprise Financial Services Corp, NorthStar Bancshares, Inc., NorthStar Bank, N.A. and Leland Walker as Seller Representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP.

Date: May 26, 2006	By:	/s/ Kevin C. Eichner

Kevin C. Eichner
Chief Executive Officer